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                                AMENDED AND RESTATED

                            CERTIFICATE OF INCORPORATION

                                         OF

                               GENMAR HOLDINGS, INC.

                              (A DELAWARE CORPORATION)


          GENMAR HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          A. The name of the corporation is Genmar Holdings, Inc. The corporation was originally incorporated under the name Genmar Holdings, Inc. and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on March 29, 1994.

          B. Pursuant to Sections 228, 242 and 245 of the Delaware General Corporation Law and duly adopted in accordance therewith, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this Corporation.

          C. The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby amended and restated in its entirety to read as follows:

          FIRST: The name of the Corporation is Genmar Holdings, Inc. (the "Corporation").

          SECOND: The address of the registered office of the Corporation in the State of Delaware is c/o CT Corporation System, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the Corporation in the State of Delaware at such address is CT Corporation System.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended (the "DGCL").

          FOURTH: (a) The total number of shares of capital stock which the Corporation shall have authority to issue is 202,000,000, 200,000,000 of which shares shall be common stock having a par value of $0.01 per share ("Common Stock") and 2,000,000 of which shares shall be preferred stock having a par value of $0.01 per share.

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          (b)  Upon the filing in the Office of the Secretary of the State of
Delaware of this Amended and Restated Certificate of Incorporation, each share of Common Stock issued and outstanding immediately prior to the filing of this Amended and Restated Certificate of Incorporation shall thereby be reclassified as, converted to and exchanged for, nine shares of Common Stock. Only whole shares of Common Stock will be issued. Stockholders entitled to receive fractional shares of Common Stock shall receive, in lieu thereof, a cash payment equal to the fair value of such fractional share of Common Stock.

          (c) DESIGNATION OF PREFERRED STOCK TERMS. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the DGCL (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereon.
The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

               1. the designation of the series, which may be by distinguishing number, letter or title;

               2. the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding) in the manner permitted by law;

               3. the rate of any dividends (or method of determining the dividends) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates or the method for determining the date or dates upon which such dividends shall be payable;

               4. whether dividends, if any, shall be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall cumulate;

               5. if the shares of such series may be redeemed by the Corporation, the price or prices (or method of determining such price or prices) at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the Corporation or of another corporation or other entity) for which, the period or periods within which, and the other terms and conditions upon which, the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any, including the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise;

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               6.  the amount payable out of the assets of the Corporation to the holders of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

               7. provisions, if any, for the conversion or exchange of the shares of such series, at any time or times, at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same class of capital stock of the Corporation or into any other security of the Corporation, or into the stock or other securities of any other corporation or other entity, and the price or prices or rate or rates of conversion or exchange and any adjustments applicable thereto, and all other terms and conditions upon which such conversion or exchange may be made;

               8. restrictions on the issuance of shares of the same series or of any other class or series of capital stock of the Corporation, if any; and

               9. the voting rights and powers, if any, of the holders of shares of the series.

          (d) POWERS, PRIVILEGES AND RIGHTS PERTAINING TO THE COMMON STOCK. The powers, privileges and rights pertaining to the Common Stock shall be subject to the powers, privileges, preferences and rights pertaining to the Preferred Stock and any and all series thereof. The holders of shares of Common Stock shall be entitled to one vote for each such share upon all matters and proposals presented to the stockholders on which the holders of Common Stock are entitled to vote. Except as otherwise provided by law or by another provision of the certificate of incorporation of the Corporation or by a Preferred Stock Designation, the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters or proposals presented to the stockholders. Notwithstanding the foregoing, the holders of shares of Common Stock, as such, shall not be entitled to vote on any amendment of the certificate of incorporation of the Corporation (including any amendment of any provision of a Preferred Stock Designation) that solely relates to the powers, privileges, preferences or rights pertaining to one or more outstanding series of Preferred Stock, or the number of shares of any such series, and does not affect the number of authorized shares of Preferred Stock or the powers, privileges and rights pertaining to the Common Stock, if the holders of any of such series of Preferred Stock are entitled, separately or together with the holders of any other series of Preferred Stock, to vote thereon pursuant to the certificate of incorporation of the Corporation (including any Preferred Stock Designation) or pursuant to the DGCL, unless a vote of holders of shares of Common Stock is otherwise required by any provision of the Preferred Stock Designation for any such series or any other provision of the certificate of incorporation of the Corporation fixing the powers, privileges, powers and rights of any such series or the qualifications, limitations or restrictions thereon or is otherwise required by law. Holders of shares of Preferred Stock (of any series) shall not be entited to receive notice of any meeting of stockholders at which they are not entitled

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to vote, except as may be explicitly provided by any Preferred Stock
Designation. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to another provision of the certificate of incorporation of the Corporation (including any Preferred Stock Designation).

          FIFTH:  The name and mailing address of the incorporator are Stephen
M. Besen, c/o Weil, Gotshal & Manges, 767 Fifth Avenue, New York, New York
10153.

          SIXTH: In furtherance and not in limitation of the powers conferred by law, subject to any limitations on the percentage vote required contained elsewhere in this Certificate of Incorporation, By-laws of the Corporation may be adopted, amended or repealed by the Board of Directors of the Corporation; PROVIDED, HOWEVER, that, subject to any limitations on the percentage vote required contained elsewhere in this Certificate of Incorporation, any By-laws adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon.

          SEVENTH: (a) Notwithstanding that approval by a lesser percentage vote may be permitted by law or by any other Article hereof, this Certificate of Incorporation shall not be amended or repealed without the affirmative vote of the holders of a majority of the combined voting power of all then outstanding Common Stock, PROVIDED, HOWEVER, that an amendment to this Article SEVENTH and Articles NINTH and TENTH hereof shall require the affirmative vote of a two-thirds of the combined voting power of all then outstanding Common Stock.

          (b) Notwithstanding that approval by a lesser percentage vote may be permitted by law or by any other Article hereof, and subject to the proviso contained in Article SIXTH hereof, the By-laws of the Corporation shall not be amended or repealed without either (i) the affirmative vote of at least a majority of all of the directors of the Corporation or (ii) the affirmative vote of the holders of at least a majority of the combined voting power of all then outstanding Common Stock.

          EIGHTH:  Election of directors need not be by written ballot.

          NINTH: For the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and its directors and stockholders:

          (a) The number of Directors of the Corporation shall be fixed from time to time by affirmative vote a majority of the Directors then in office. The Directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-laws of the Corporation, one class to be originally elected for a term

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expiring at the annual meeting of stockholders to be held in 2000, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2001, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2002, with each class to hold office until its successor is elected and qualified. At each annual meeting of the stockholders of the Corporation after fiscal year 1999, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

          (b) Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent director.

          TENTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders. Any such action may not be effected by consent in writing. At any annual meeting or special meeting of stockholders of the Corporation, only such business shall be conducted as shall have been brought before such meeting in the manner provided by the By-laws of the Corporation.

          ELEVENTH: The Corporation shall indemnify, to the full extent permitted by Section 145 of the DGCL, all persons whom it may indemnify pursuant thereto.

          TWELFTH: No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of the DGCL or shall be liable by reason that, in addition to any and all other requirements for such liability, such director
(i) shall have breached his or her duty of loyalty to the Corporation or its stockholders, (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law or (iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

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          IN WITNESS WHEREOF, the undersigned has duly executed this Amended and
Restated Certificate of Incorporation as of the __th day of __________, 1999.

                                   ____________________
                                   Mary P. McConnell
                                   Secretary












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